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                                                                       EXHIBIT 4

                                 PROMISSORY NOTE

$900,000                                                 May 1, 2000

      FOR VALUE RECEIVED, the undersigned, SkyNet Holdings, Inc., hereinafter referred to as "BORROWER", promises to pay to the order of, The Viator Fund Ltd., hereinafter referred to as "LENDER":, or its successors or assigns at Kaya Flaboyan 9, Curacoa, Netherland Antilles, or at such other addresses as LENDER or any subsequent holder of this Note may designate in writing from time to time, in the manner hereinafter set forth, in immediately available local, collected funds, the principal of NINE HUNDRED THOUSAND ($900,000) DOLLAR, or so much thereof as may be outstanding from time to time, together with interest thereon from the date hereof until maturity. All interest shall be computed on a daily basis and calculated on the basis of a three hundred and sixty-five (365) day year.

      This Note shall bear interest at a fixed rate per annum equal to ten (10%) percent. In no event shall interest be due at a rate in excess of the maximum lawful rate allowable from time to time under the laws of the State of Georgia. Should any provision of this Note or any existing or further notes or any other agreement between BORROWER and LENDER, be construed to require the payment of interest which, together with any charges on the principal or any portion thereof, howsoever computed, exceeds such maximum lawful rate, then any such excess shall be applied against the remaining principal balance.

      Principal and accrued interest on the then-outstanding principal balance of this Note shall be repaid in full on the "Maturity Date") Notwithstanding the foregoing, BORROWER shall repay in full the outstanding principal amount hereof and any accrued interest thereon at such earlier time as BORROWER shall have raised in the aggregate from the date of this Note, at least $2,000,000 in proceeds from the sale of its securities.

      No delay or commission on the part of the holder hereof in exercising any right hereunder shall operate as a waiver of such right or any other right under this Note, nor shall any waiver on one occasion be construed as a bar to or waiver of any such right on any future occasion No waiver under or modification of this Note shall be effective unless in writing and signed by the holder of this Note.

      Interest hereunder shall be charged only on the sums advanced from the date of advance to the date of repayment BORROWER does not intend or expect to pay, nor does LENDER intend or expect to charge, accept or collect any interest which when added to any commitment fee or any other charge upon the principal, shall be in excess of the highest lawful rate allowable under applicable law. Should acceleration, prepayment or any other charges upon the principal or any portion thereof result in the computation or earning of interest in excess of the highest lawful rate, then any and all such excess is hereby waived and shall be applied against the remaining principal balance, if any, and thereafter refunded to BORROWER.

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      This Note shall be governed as to validity, interpretation, construction, effect and all other respects by the laws and decision of the State of Georgia.

      All payments made hereunder shall be credited first to accrued interest and then to principal; however, in the event of any default hereunder, LENDER may, in its sole discretion, and in such order as it may choose, apply any payment to interest, principal and/or lawful charges and expenses then accrued.

      From and after the date of any failure by BORROWER to perform or observe any of its obligations hereunder (an "Event of Default"), the principal balance under this Note shall bear interest, from such date until paid, at a rate of twelve (12%) percent per annum (the "Default Rate").

      WAIVER OF JURY TRIAL. LENDER BY ITS ACCEPTANCE HEREOF, AND BORROWER HEREBY MUTUALLY, KNOWINGLY, WILLINGLY AND VOLUNTARILY WAIVE THEIR RIGHT TO TRIAL BY JURY, AND, NO PARTY, NOR ANY ASSIGNEE, SUCCESSOR, HEIR OR LEGAL REPRESENTATIVE OF THE PARTIES (ALL OF WHOM ARE HEREINAFTER REFERRED TO AS THE "PARTIES") SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEEDING BASED UPON OR ARISING OUT OF THIS NOTE, THE INVESTMENT LETTER OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY INSTRUMENT EVIDENCING, SECURING INSTRUMENT, OR ANY COURSE OF ACTIONS COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS RELATING TO THIS NOTE, THE LETTER AGREEMENT OR THE OTHER LOAN DOCUMENTS. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. PAYEE HAS IN NO WAY AGREED WITH OR REPRESENTED TO MAKER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. THE WAIVER CONTAINED HEREIN IS IRREVOCABLE, CONSTITUTES A KNOWING AND VOLUNTARY WAIVER, AND SHALL BE SUBJECT TO NO EXCEPTIONS. PAYEE HAS IN NO WAY AGREED WITH OR REPRESENTED TO MAKER OR ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

                                                  SKYNET HOLDINGS, INC.

                                                  By: /s/ Stephen P. Harrington
                                                     --------------------------
                                                  Name: Stephen P. Harrington
                                                  Title: Director